UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  August 24, 2015

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051
Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (262) 293-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer.  On August 24, 2015, the Board of Directors (the “Board”) of Actuant Corporation (the “Company”) appointed Robert C. Arzbaecher, as President and Chief Executive Officer, effective immediately.  Mr. Arzbaecher will remain Chairman of the Board.  Mr. Arzbaecher succeeds Mark Goldstein, who resigned from the Company and the Board on August 24, 2015 to pursue other interests.
Mr. Arzbaecher will serve as President and Chief Executive Officer while the Board conducts a search for a permanent President and Chief Executive Officer.  Mr. Arzbaecher served as President and Chief Executive Officer of the Company since its founding in August 2000 until he retired in January 2014.  Mr. Arzbaecher is a director of CF Industries Holdings, Inc. and Fiduciary Management, Inc. mutual funds.
The Company entered into an offer letter dated August 24, 2015 (the “Offer Letter”), with Mr. Arzbaecher.  Mr. Arzbaecher will remain as President and Chief Executive Officer until the earliest to occur of (i) a permanent President and Chief Executive Officer being hired by the Company, (ii) his resignation, death or permanent disability or (iii) termination by the Company for cause.  The material terms of the Offer Letter are summarized below:
Base Salary and Bonus.  Mr. Arzbaecher will receive an annual base salary of $800,000 and will be eligible to participate in the Company’s annual bonus plan beginning with fiscal 2016 on the same basis as the other members of the senior executive team.  Mr. Arzbaecher’s target bonus will be 150% of his base salary, with a maximum bonus of 250% of his base salary.  To the extent that Mr. Arzbaecher serves as President and Chief Executive Officer for only a portion of fiscal 2016, his bonus will be pro rated through the date he ceases to be President and Chief Executive Officer and will be based on actual results for the entire fiscal 2016; provided, however, that in no event will the pro rata share of his annual bonus be less than 50% of the bonus he would have been entitled had he remained President and Chief Executive Officer for all of fiscal 2016.
Long-term Compensation.  Mr. Arzbaecher will receive a grant of stock options with a Black-Scholes value of $3,000,000, which shall vest in equal annual installments, over a three-year period with a ten year expiration.  The stock options will become fully vested if Mr. Arzbaecher is terminated without cause or he ceases to be a member of the Board, whichever occurs later.  Mr. Arzbaecher will not be eligible for the fiscal 2016 annual equity grant made to other senior executives.
The Company also entered into a Change in Control Agreement with Mr. Arzbaecher dated August 24, 2015.  The Change in Control Agreement is the same form of Change in Control Agreement as the Company’s other executive officers and is in the same form and has the same terms as the Change in Control Agreement Mr. Arzbaecher had immediately prior to his retirement. The Change in Control Agreement provides that if the Company terminates Mr. Arzbaecher’s employment within a period beginning six months prior to, and ending 24 months after a change in control, Mr. Arzbaecher is entitled ton receive a lump sum payment equal to two times his combined base salary and annual cash incentive. In addition, Mr. Arzbaecher would continue to receive benefits available to him at the time of termination for 24 months after termination or until such earlier date as he becomes employed by another employer and becomes eligible for similar benefits.
There are no arrangements or understandings between Mr. Arzbaecher and any other persons pursuant to which he was selected as President and Chief Executive Officer.  There are also no family relationships between Mr. Arzbaecher and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Offer Letter and Change in Control Agreement is qualified in its entirety by reference to the full text of the Offer Letter and the Change in Control Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.  The Company previously entered into its standard form of indemnification agreement with Mr. Arzbaecher, which was filed as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for fiscal year ended August 31, 2002.
In connection with the resignation of Mr. Goldstein, the Company entered into a Separation and Release Agreement with Mr. Goldstein dated August 24, 2015 (the “Separation Agreement”).  In accordance with the Separation Agreement,  Mr. Goldstein will receive (i) $870,000 (which is based on his current annual base salary of $745,000) in cash to be paid over a period of 14 months in accordance with the Company’s payroll practices; (ii) continued coverage under the group medical plans of the Company at active employee rates through November 1, 2016; (iii) vesting of outstanding stock options other than stock option awards dated January 20, 2015, which are forfeited; and (iv)  vesting of outstanding restricted stock units other than restricted stock unit awards dated January 20, 2015, which are forfeited.  In addition, his outstanding stock options will be exercisable through their respective expiration dates.  Mr. Goldstein will be entitled to receive performance shares, if any, earned under each outstanding performance share award held by him other than the performance share awards dated October 29, 2014, which are forfeited.  The Separation Agreement includes a release, as well as non-compete, non-solicit, non-disparagement and confidentiality covenants.  The preceding summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K.
The Compensation Committee and the Board of Directors has approved an Investment/Matching Restricted Stock Grant Program for senior executives of the Company for fiscal 2016.  The purpose of the Program is to incentivize and retain the Company’s senior executives given the transition in leadership and the hiring of a permanent President and Chief Executive Officer. Under the Program the Company will grant one share of restricted stock or restricted stock unit (the “Matching Shares”) for every two shares of Company common stock purchased by an eligible senior executive in October 2015, December 2015 and March 2016.  The maximum value of the stock that may be purchased and subject to the Program is limited to:  $5,000,000 (maximum value of Matching Shares is $2,500,000) for the Company’s President and Chief

Executive Officer; $2,000,000 (maximum value of Matching Shares is $1,000,000) for each of the other executive officers (6 participants); and $1,000,000 (maximum value of Matching Shares is $500,000) for each member of the Leadership Team (approximately 11 participants).  Contingent on the senior executive continuing to hold the purchased shares and remaining an employee with the Company or a member of the Board, the Matching Shares will cliff vest on the third anniversary of the grant date; provided, however, that the Matching Shares will fully vest in the event of (a) a termination of employment without cause; or (b) the death or total and permanent disability of the senior executive.  All grants will be made pursuant to the Actuant Corporation 2009 Omnibus Incentive Plan.
Item 8.01  Other Events.
On August 24, 2014, in light of Mr. Goldstein’s resignation as a director, the Board adopted a resolution reducing the number of directors on the Board to eight.
On August 25, 2015, the Company issued a press release announcing the appointment of Robert C. Arzbaecher as President and Chief Executive Officer as described above.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01  Financial Statements and Exhibits.
(d) The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Offer Letter dated August 24, 2015 by and between Actuant Corporation and Robert C. Arzbaecher

10.2	Change in Control Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2012)

10.3	Separation and Release Agreement dated August 24, 2015 by and between Actuant Corporation and Mark E. Goldstein

99.1	Press release dated August 25, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)

Date: August 25, 2015	By: /s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer